Exhibit 10.11

AFTER RECORDING RETURN TO:

Jones Day
Attention: Melvis O. Houseman
325 John H. McConnell Blvd.
Suite 600
Columbus, Ohio 43215

DECLARATION OF RESTRICTIVE COVENANTS

This Declaration of Restrictive Covenants (this “Declaration”), dated as of March 15, 2016, is made by AHB Apartments LLC, a Delaware limited liability company (“Declarant”).

1.	Background.

Declarant owns the land described in Exhibit A to this Declaration (the “Burdened Land”). Declarant is simultaneously with the execution of this Declaration conveying the Burdened Land to BR Henderson Beach, LLC, a Delaware limited liability company (“Landowner”). Declarant and Landowner have agreed to impose certain restrictions on the Burdened Land. But for creation of such restrictions, Declarant would not convey the Burdened Land to Landowner.

2.	Use Restrictions.

For the term of this Declaration (as provided in Section 5): (a) no condominium map, declaration of condominium ownership or other device for the purpose of creating fractionalized ownership may be made effective as to the Burdened Land or any improvements located on the Burdened Land, or any part of the Burdened Land or any such improvements, and any condominium map, declaration of condominium ownership or other device attempted for the purpose of creating fractionalized ownership during such term shall be void; (b) no dwelling unit located on the Burdened Land may be conveyed separately from all other dwelling units located on the Burdened Land; and (c) neither the Burdened Land nor any improvements located on the Burdened Land, nor any part of the Burdened Land or any such improvements, may be conveyed to a cooperative or other entity the purpose of which is to provide occupants of the Burdened Land or any improvements located on the Burdened Land with any ownership interest in the Burdened Land or any such improvements. Nothing in this Section 2 is intended to prevent ownership of the Burdened Land or any improvements located on the Burdened Land by a partnership, corporation, limited liability company, trust or other entity so long as the ownership of the entity (other than incidental amounts) is not vested, directly or indirectly, in persons who are occupants of the Burdened Land or any improvements located on the Burdened Land.

3.	Burden and Benefit.

The restrictions imposed by this Declaration shall burden the Burdened Land, and the Burdened Land shall be held, transferred, sold and conveyed subject to such restrictions, whether or not reference is made to this Declaration in the related conveyance document. The restrictions imposed by this Declaration shall run with the land and be binding on all successor owners and other parties having any interest in the Burdened Land, whether or not so stated in any conveyance document. The restrictions imposed by this Declaration shall benefit and may be enforced by Declarant and any person who, from time to time, is or was the holder of a direct or indirect ownership interest in Declarant.

4.	Enforcement.

This Declaration may be enforced by injunction, it being specifically recognized that damages will not be an adequate remedy to compensate for a violation of this Declaration. Failure by any person to enforce this Declaration shall not be deemed a waiver of the right to do so. Any person who prevails in any action to enforce this Declaration will be entitled to recover reasonable attorneys’ fees and other costs of enforcement.

5.	Term.

The restrictions imposed by this Declaration will be in force for a period ending on March 18, 2022. However, the restrictions imposed by this Declaration will cease to apply to any building on the Burdened Land and the portion of the Burdened Land occupied by that building if the building is completely destroyed by fire, windstorm or other casualty or if the building is demolished.

6.	Miscellaneous.

A determination that any provision of this Declaration is invalid or unenforceable will not affect the validity or enforceability of any other provision of this Declaration or the enforceability of that provision under other circumstances. The captions in this Declaration are for convenience of reference and are not to be considered in construing this Declaration. This Declaration shall be governed by the laws of the State of Florida, without giving effect to principles of conflicts of law. This Declaration is subordinate to that certain Amended and Restated Open End Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing made by Declarant to Western-Southern Life Assurance Company, dated January 3, 2013 and recorded on January 7, 2013 in the Okaloosa County Records in Official Records Book 3073, Page 1027, in the amount of $38,500,000, as affected by that certain Loan Assumption and Mortgage Modification Agreement between Declarant, Landowner and Western-Southern Life Assurance Company, dated March 15, 2016, and to be recorded in the Okaloosa County Records in the Official Records Book.

[Signature page follows]

2

WITNESSES:		AHB Apartments LLC

		By:	AHB Development LLC, a Delaware limited liability company, its sole member
/s/ Theodore D. Bratton, Jr.
Name:	Theodore D. Bratton, Jr.		By:	NF 108 Henderson Beach Limited
Partnership, a Delaware limited partnership, its manager

/s/ Elliot Howell				By:	NF 105 Development GP LLC, a
Name:	Elliot Howell				Delaware limited liability company, its
general partner

					By:	Donna C. Kruger
Donna C. Kruger, Vice President

STATE OF Georgia	}
}
COUNTY OF Fulton	}

The foregoing instrument was acknowledged before me this March 10, 2016, by Donna C. Kruger, as Vice President of NF 105 Development GP LLC, Delaware limited liability company, on behalf of such limited liability company acting as general partner on behalf of NF 108 Henderson Beach Limited Partnership, a Delaware limited partnership, acting as manager on behalf of AHB Development LLC, a Delaware limited liability company, acting as the sole member on behalf of AHB Apartments LLC, a Delaware limited liability company. She is personally known to me or has produced ___________________ as identification.

Brittani Nichole Andrews
Notary Public for Gwinnett County

Print Name Brittani Nichole Andrews

My commission Expires: January 11, 2020

[Signature page to Declaration of Restrictive Covenants]

EXHIBIT A

LEGAL DESCRIPTION

FEE PARCEL A:

Lot 2, ALEXAN HENDERSON BEACH SUBDIVISION, as recorded in Plat Book 24, page 70, of the Public Records of Okaloosa County, Florida.

TOGETHER WITH THE FOLLOWING EASEMENTS:

Easement 1

Together with non-exclusive easements for drainage, landscaping and construction of improvements contained in Drainage and Restriction Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2171, of the Public Records of Okaloosa County, Florida.

Easement 2

Together with non-exclusive easements for drainage, utilities, vehicular and pedestrian, ingress and egress, signage and landscaping contained in Access, Utilities and Drainage Easement Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2186, of the Public Records of Okaloosa County, Florida.

Easement 3

Together with non-exclusive easements for vehicular and pedestrian ingress and egress, and the installation, use, maintenance and removal of utilities contained in Operation and Easement Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2221, of the Public Records of Okaloosa County, Florida.

FEE PARCEL B:

Lot 2, Alexan Henderson Beach Phase II, as recorded in Plat Book 26, page 20, of the Public Records of Okaloosa County, Florida